Request ID: 009147613
Demande n°:
Transaction ID: 032216329
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises
Companies and Personal Property Security Branch
Direction des compagnies et des sûretés mobilières

Date Report Produced: 2007/05/10
Document produit le:
Time Report Produced: 10:14:58
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

BRIDGEPORT VENTURES INC.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002135959

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

MAY 10 MAI, 2007

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande n°*

9147613

Ontario Corporation Number
Numéro de la compagnie en Ontario

2135959

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

BRIDGEPORT VENTURES INC.

2. The address of the registered office is: *Adresse du siège social:*

c/o CASSELS BROCK & BLACKWELL LLP
40 KING STREET WEST Suite 2100

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO ONTARIO
CANADA M5H 3C2

(Name of Municipality or Post Office) *(Nom de la municipalité ou du bureau de poste)*

(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1 Maximum 20

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* STEVE
MINTZ YES

608 ST. GERMAIN AVENUE

TORONTO ONTARIO
CANADA M5M 1X5

Request ID / *Demande nº*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
9147613	2135959

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

There are no restrictions on the business the Corporation may carry on or the powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

Request ID / *Demande n°* | Ontario Corporation Number / *Numéro de la compagnie en Ontario*

9147613 | 2135959

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

Not applicable.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
9147613	2135959

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None.

Request ID / *Demande n°* 9147613

Ontario Corporation Number / *Numéro de la compagnie en Ontario* 2135959

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
9147613	2135959

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name

Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* STEVE MINTZ

608 ST. GERMAIN AVENUE

TORONTO ONTARIO
CANADA M5M 1X5